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                                                                   Exhibit 10.21

                        CORN PRODUCTS INTERNATIONAL INC.
                           DEFERRED COMPENSATION PLAN
                                 AMENDMENT NO. 1


This instrument made this 15th day of January, 2002 by Corn Products International Inc. (the "Company").

                                   WITNESSETH:

WHEREAS, the Company maintains the Corn Products International Inc. Deferred Compensation Plan, effective January 1, 1998 (the "Plan"); and

WHEREAS, the Company is authorized under Section 5 (c) of the Plan to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to clarify certain administrative procedures;

NOW, THEREFORE, effective January 1, 2001, the Plan is amended by adding a new
Section 3 (a) to read as follows:

         (a) All elections to defer some or all of an Incentive Payment awarded and paid after January 1, 2001 shall be administered and accounted for pursuant to the relevant provisions of the Corn Products International, Inc. Supplemental Executive Retirement Plan as amended and restated effective January 1, 2001.

and the existing Section 3 (a) and (b) shall be changed to Section 3 (b) and
(c), respectively.

IN WITNESS WHEREOF, Corn Products International Inc. has caused this Amendment to be executed by the Chairman of the Pension Committee on the date first set forth above.

                                          Corn Products International Inc.

                                              By /s/ James J. Hirchak
                                              Chairman, Pension Committee